Exhibit (k)(5)

LEGAL ADMINISTRATION AGREEMENT

BETWEEN

HAMILTON LANE PRIVATE ASSETS FUND,

HAMILTON LANE PRIVATE INFRASTRUCTURE FUND

AND

HAMILTON LANE ADVISORS, L.L.C.

This Administration Agreement (the “Agreement”) is made this 30th day of June, 2024, by and between HAMILTON LANE PRIVATE ASSETS FUND, a Delaware statutory trust (the “PAF Fund”), HAMILTON LANE PRIVATE INFRASTRUCTURE FUND, A Delaware statutory trust (the “PIF Fund” and together with the PAF Fund, the “Funds”), and HAMILTON LANE ADVISORS, L.L.C., a Pennsylvania limited liability company (the “Administrator”).

WHEREAS, the Funds are each non-diversified, closed-end management investment companies that are registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Funds desire to retain the Administrator to provide the legal administrative services necessary for the operation of the Funds on the terms and conditions hereinafter set forth, and the Administrator wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Administrator.

(a) Retention of Administrator. The Funds hereby engage the Administrator to furnish, or arrange for others to furnish, the legal administrative services, personnel and facilities described below, subject to the supervision, direction and control of the board of trustees of the Funds (collectively the “Boards”), the provisions of the Funds’ amended and restated agreement and declaration of trust (as may be amended from time to time, collectively, the “Declarations”) and amended and restated bylaws (as may be amended from time to time, collectively, the “Bylaws”), and applicable federal and state law.

(b) Responsibilities of Administrator. The Administrator shall perform (or oversee, or arrange for, the performance of) certain administrative services necessary for the day-to-day operations of the Funds, including providing the Funds with legal services.

(c) Acceptance of Engagement. The Administrator hereby accepts such engagement and agrees during the term hereof to render the services described herein, subject to the reimbursement of costs and expenses provided for below, and subject to the limitations contained herein.

(d) Independent Contractor Status. The Administrator, and any others with whom the Administrator subcontracts to provide the services set forth herein, shall, for all purposes herein provided, be deemed to be independent contractors and, except as expressly provided or authorized herein or by the Funds’ offering documents (as amended from time to time), including the Prospectus and Statement of Additional Information, or other written agreement of the Funds and the Administrator, shall have no authority to act for or represent the Funds in any way or otherwise be deemed agents of the Funds.

(e) Record Retention. Subject to review by, and the overall control of, the Boards, the Administrator shall maintain and keep all books, accounts and other records of the Funds that relate to activities performed by the Administrator hereunder as required under the Investment Company Act. The Administrator shall render to the Boards such periodic and special reports as the Boards may reasonably request or as may be required under applicable federal and state law, and shall make such records available for inspection by the Boards and its authorized agents, at any time and from time to time during normal business hours. The Administrator agrees that all records that it maintains for the Funds are the property of the Funds and shall surrender promptly to the Funds any such records upon the Funds’ request and upon termination of this Agreement pursuant to Section 7, provided that the Administrator may retain a copy of such records. The Administrator further agrees that the records which it maintains for the Funds will be preserved in the manner and for the periods prescribed by the Investment Company Act, unless any such records are earlier surrendered as provided above.

2. The Funds’ Responsibilities and Expenses Payable by the Funds.

Subject to the limitations on reimbursement of the Administrator as set forth in Section 3 below, the Funds, either directly or through reimbursement to the Administrator or its affiliates, shall bear all costs and expenses of its operations and transactions, including (without limitation): (i) expenses incurred by the Administrator in performing legal services for the Funds, (ii) third-party legal expenses incurred for the Funds, (iii) and personnel paid by the Administrator to perform legal services for the Funds, to the extent they are not controlling persons of the Administrator or any of its affiliates, each as calculated in accordance with the Administrator’s legal expense policy (as amended from time to time, the “Legal Expense Policy”) and subject to the limitations included in this Agreement.

3. No Fee; Reimbursement of Expenses; Limitations on Reimbursement of Expenses.

In full consideration for the provision of the services provided by the Administrator under this Agreement, the parties acknowledge that there shall be no separate fee paid in connection with the services provided, notwithstanding that the Funds shall reimburse the Administrator generally on a quarterly basis, for all expenses of the Funds incurred by the Administrator as well as the actual cost of goods and services used for or by the Funds and paid by the Administrator to third party entities not affiliated with the Administrator.

The Administrator shall be reimbursed for the services performed by it on behalf of the Funds; provided, however, that (1) such costs are reasonably allocated by the Administrator to the Funds on the basis of assets, revenues, time allocations and/or other method conforming with generally accepted accounting principles, and in accordance with the Legal Expense Policy, and (2) such reimbursement shall be subject to any expense limitation of the Funds in effect at the time at which such reimbursement is otherwise payable.

4. Other Activities of the Administrator.

The services provided by the Administrator to the Funds are not exclusive, and the Administrator may engage in any other business or render similar or different services to others, so long as its services to the Funds hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Administrator to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director or trustee of, or providing consulting services to, one or more of the Funds’ portfolio companies, subject to applicable law). The Administrator assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that trustees, officers, employees and shareholders of the Funds are or may become interested in the Administrator and its affiliates, as directors, officers, employees, partners, interestholders, members, managers or otherwise, and that the Administrator and directors, officers, employees, partners, interestholders, members and managers of the Administrator and its affiliates are or may become similarly interested in the Funds as shareholders or otherwise.

5. Responsibility of Dual Trustees, Officers and/or Employees.

If any person who is a manager, partner, member, officer or employee of the Administrator is or becomes a trustee, officer and/or employee of the Funds and acts as such in any business of the Funds, then such manager, partner, member, officer and/or employee of the Administrator shall be deemed to be acting in such capacity solely for the Funds, and not as a manager, partner, member, officer or employee of the Administrator or under the control or direction of the Administrator, even if paid by the Administrator.

6. Indemnification.

The Administrator (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Administrator) shall not be liable to the Funds for any action taken or omitted to be taken by the Administrator or such other person in connection with the performance of any of its duties or obligations under this Agreement or otherwise as the administrator of the Funds with respect to the receipt of compensation for services and the Funds shall indemnify, defend and protect the Administrator (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Funds or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as an administrator of the Funds, to the extent such damages, liabilities, costs and expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Delaware or the Declarations. Notwithstanding the preceding sentence of this Section 6 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Funds or its shareholders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder) (hereinafter referred to as “disabling conduct”).

The Funds may make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Funds receive a written affirmation of the Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Funds unless it is subsequently determined that such Indemnified Party is entitled to such indemnification and if the Trustees of the Funds determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnified Party shall provide security for such Indemnified Party’s undertaking, (B) the Funds shall be insured against losses arising by reason of any unlawful advance, or (C) a majority of a quorum consisting of Trustees of the Funds who are neither “interested persons” of the Funds (as such term is defined in Section 2(a)(19) of the Investment Company Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”) or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial- type inquiry), that there is reason to believe that the Indemnified Party ultimately will be found entitled to indemnification.

All determinations with respect to the standards for indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnified Party is not liable or is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Funds, or (ii) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized and shall be made in accordance with the immediately preceding paragraph.

The rights accruing to any Indemnified Party under these provisions shall not exclude any other right to which such Indemnified Party may be lawfully entitled.

7. Effectiveness, Duration and Termination of Agreement.

(a) Term and Effectiveness. This Agreement shall become effective as of the date first written above. This Agreement shall remain in effect with respect to the Funds for two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by: (a) the vote of the Boards; and (b) the vote of a majority of the Funds’ trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party.

(b) Termination. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice to the other party. This Agreement and the rights and duties of a party hereunder may not be assigned, including by operation of law, by a party without the prior consent of the other party. The provisions of Section 6 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

(c)  Payments to and Duties of Administrator Upon Termination.

(i)  After the termination of this Agreement, the Administrator shall not be entitled to compensation for further services provided hereunder, except that it shall be entitled to receive from the Funds within 30 days after the effective date of such termination all unpaid reimbursements due and payable to the Administrator prior to termination of this Agreement.

(ii) The Administrator shall promptly upon termination:

(A) Deliver to the Boards a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Boards;

(B) Deliver to the Boards all assets and documents of the Funds then in custody of the Administrator; and

(C)  Cooperate with the Funds to provide an orderly administrative transition.

8. Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

9. Amendments.

This Agreement may be amended in writing by mutual consent of the parties hereto, subject to the provisions of the Investment Company Act.

10. Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of Delaware. For so long as the Funds are regulated as a closed-end management investment company registered under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

11. Severability.

If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof, and the remaining provisions of this Agreement shall be interpreted to give maximum effect to the intent of the parties manifested thereby.

12. Miscellaneous.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date written above.

HAMILTON LANE PRIVATE ASSET FUND

By:	/s/ Adam B. Shane
	Name:	Adam B. Shane
	Title:	Secretary

HAMILTON LANE PRIVATE INFRASTRUCTURE FUND

By:	/s/ Keith L. Kleinman
	Name:	Keith L. Kleinman
	Title:	Assistant Secretary

HAMILTON LANE ADVISORS, L.L.C.

By:	/s/ Keith L. Kleinman
	Name:	Keith L. Kleinman
	Title:	Authorized Representative